SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 15, 2008

BLACKSANDS PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152

Toronto, Ontario Canada M5H 2Y4

(Address of principal executive offices) (Zip Code)

(416) 359-7805

(Registrant’s Telephone Number, Including Area Code)

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 15, 2008, Blacksands’ 75% owned subsidiary, Access Energy Inc. (“Access Energy”) entered into a Joint Venture Agreement/Impact Benefit Agreement with La Loche Clearwater Development Authority (“La Loche”) (the “Agreement”). The Agreement, which is subject to approval by the local Aboriginal community who currently holds unextinguished Aboriginal Rights and title to both the surface and the minerals on the lands they occupy, provides subsurface and surface rights to Access Energy for purposes of exploration for petroleum, natural gas and crude bitumen that is recoverable by a well, and any metals, minerals or coal that are recoverable by mining on the lands that comprise the traditional territory of the Aboriginal communities that are resident therein. In exchange for granting Access Energy the exclusive right to enter upon the lands, La Loche will be paid a royalty on any of the materials discovered on the lands. Access Energy will provide all financial and managerial resources that may be required to facilitate the development of the materials on the lands. Under the Impact Benefit Agreement included within the Agreement, Access has agreed to take measures to involve the local community in it’s projects.

Item 9.01	Financial Statements and Exhibits
	(d)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit Number	Description
99.1	Press Release dated October 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: October 15, 2008	By:	/s/ Paul A. Parisotto
	Name:	Paul A. Parisotto
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 15, 2008